Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 13, 2026, in the Supplement dated March 17, 2026 to the Prospectus related to Post-Effective Amendment No. 8 to the Registration Statement (Form S-11 No. 333-264628) of FS Credit Real Estate Income Trust, Inc.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 17, 2026